UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Act of 1934

Date of Report (Date of earliest event reported): February 10, 2021

Adicet Bio, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38359	81-3305277
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Boylston Street, 13th Floor Boston, MA	02116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 315-5528

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ACET	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On February 10, 2021, Adicet Bio, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Guggenheim Securities, LLC, as representative of the several underwriters listed on Schedule A thereto (the “Underwriters”), related to a public offering (the “Offering”) of 9,230,770 shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”) at a price to the public of $13.00 per share. In addition, the Company granted the Underwriters an option exercisable for 30 days from the date of the Underwriting Agreement to purchase, at the public offering price less any underwriting discounts and commissions, up to an additional 1,344,743 shares. The Company estimates that the net proceeds from the offering will be approximately $112.2 million (or approximately $128.6 million if the underwriters exercise in full their option to purchase additional shares) after deducting the underwriting discount and its estimated offering expenses. The offering is expected to close on February 12, 2021, subject to customary closing conditions.

The Company made certain customary representations, warranties and covenants concerning the Company and the registration statement in the Underwriting Agreement and also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Offering was made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-229499), filed with the Securities and Exchange Commission (the “Commission”) on February 1, 2019 and declared effective by the Commission on February 12, 2019, as supplemented by a final prospectus supplement dated February 10, 2020, filed on February 11, 2021. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any of the shares of Common Stock.

The foregoing description of certain terms of the Underwriting Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 hereto and is incorporated by reference herein. A copy of the opinion of Goodwin Procter LLP, relating to the legality of the shares of Common Stock, is filed as Exhibit 5.1 hereto and is incorporated by reference herein.

Stock Purchase Agreement

As previously disclosed, concurrently with the execution of the Agreement and Plan of Merger (the “Merger Agreement”), dated April 28, 2020, by and among resTORbio, Inc., Adicet Bio, Inc. and Project Oasis Merger Sub, Inc., the Company entered a funding agreement (the “Funding Agreement”) with certain investors (the “Escrow Investors”) of the Company, pursuant to which the Escrow Investors agreed to fund a certain amount into an escrow account, which will be used to subscribe for shares of our common stock in a concurrent private placement in connection with the Offering, on the same economic conditions (including the price per share) and similar other terms and conditions as the shares being sold in the Offering. In addition, in September 2020, we entered into a Non-Escrow Funding Agreement with certain of our investors (referred to as the “Non-Escrow Investors” and collectively with the Escrow Investors, the “Investors”), pursuant to which the Non-Escrow Investors agreed to subscribe for shares of our Common Stock in a private placement in connection with the Offering, on the same economic conditions (including the price per share) and similar other terms and conditions as the shares being sold in the Offering.

Pursuant to the Funding Agreement and Non-Escrow Funding Agreement, we entered into a stock purchase agreement with the Investors (the “Subscription Agreement”) on February 12, 2020, which requires the Investors to purchase from us, in connection with the Offering in a private placement, $15.0 million of shares of our common stock at a price per share equal to the public offering price, subject to the terms and conditions set forth in the Subscription Agreement. The sale of these shares will not be registered under the Securities Act. The private placement is subject to certain closing conditions, and occurred in an initial closing for the Escrow Investors held simultaneous with the closing of the Offering and a subsequent closing for the Non-Escrow Investors (collectively, the “Closings”). We will receive the full proceeds from the sale and will not pay any underwriting discounts or commissions with respect to the shares of common stock that are sold in the concurrent private placement.

At the Closings, in connection with the Purchase Agreement, the Company intends to enter into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investors. Pursuant to the Registration Rights Agreement, the Company will prepare and file a registration statement with the Commission within 90 calendar days following the Closing (the “Filing Deadline”). The Company will use its reasonable best efforts to cause this registration statement to be declared effective by the Commission within 30 calendar days of the Filing Deadline (or within 60 calendar days if the Commission reviews the registration statement); provided that if the Company receives notice from the Commission that the registration statement will not be reviewed, the Company must seek effectiveness within five trading days.

The Company will also agree among other things, to indemnify the Investors, their officers, directors, members, employees and agents, successors and assigns under the registration statement from certain liabilities and pay all fees and expenses (excluding any legal fees of the selling holder(s), and any underwriting discounts and selling commissions) incident to the Company’s obligations under the Registration Rights Agreement.

The private placement is exempt from registration pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering. The Investors have acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends have been affixed to the securities issued in this transaction.

The foregoing summaries of the Purchase Agreement and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement and the form of Registration Rights Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 8.01	Other Events.

On February 9, 2021, the Company issued a press release announcing that the Offering. On February 10, 2021, the Company issued a press release announcing that it had priced the Offering. A copy of both press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of February 10, 2021, by and among the Company and Guggenheim Securities, LLC, as representatives of the several underwriters listed on Schedule A thereto

5.1	Opinion of Goodwin Procter LLP regarding the issue of common stock being registered

10.1#	Stock Purchase Agreement, dated February 12, 2021, by and among Adicet Bio, Inc. and the Investors named therein

10.2	Form of Registration Rights Agreement

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

99.1	Press release announcing the underwritten offering, dated February 9, 2021

99.2	Press release announcing the pricing of the underwritten offering, dated February 10, 2021

104	Cover page from this Current Report on Form 8-K, formatted in Inline XBRL

#

The representations and warranties contained in this agreement were made only for purposes of the transactions contemplated by the agreement as of specific dates and may have been qualified by certain disclosures between the parties and a contractual standard of materiality different from those generally applicable under securities laws, among other limitations. The representations and warranties were made for purposes of allocating contractual risk between the parties to the agreement and should not be relied upon as a disclosure of factual information relating to the Company, the Investors or the transaction described in this Current Report on Form 8-K.

Forward Looking Statements

This Current Report on Form 8-K and certain of the materials furnished or filed herewith contain forward-looking information about the Company within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein and therein which do not describe historical facts, including, among others, statements regarding the expected timing for the closing of the Offering; the Company’s expectations with respect to granting the underwriters a 30-day option to purchase additional shares of Common Stock or the underwriters’ exercise of the same; and those statements in the materials furnished herewith that are designated as “forward-looking statements” are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements.

Such risks and uncertainties include, among others, (1) the possibility that the closing conditions set forth in the Underwriting Agreement and Purchase Agreement will not be met and that the parties will be unable to consummate the proposed transaction on the anticipated terms or at all; (2) that the cost of the Offering to the Company will be more than planned; (3) that the Company or the Underwriters will fail to fully perform their respective obligations under the Underwriting Agreement; (4) that the Company or the Investors will fail to fully perform their respective obligations under the Purchase Agreement; and (5) other risks identified in the Company’s U.S. Securities and Exchange Commission (“SEC”) filings, including its Annual Report on Form 10-K for the year ended December 31, 2019, its subsequent Quarterly Report on Form 10-Qs and all subsequent filings with the SEC, including without limitation the Prospectus Supplement filed with the SEC pursuant to Rule 424(b)(5) of the Securities Act on February 11, 2021. The Company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2021	ADICET BIO, INC.

	By:	/s/ Chen Schor
Chen Schor
President and Chief Executive Officer